Filed Pursuant to Rule 424(b)(3)
Registration No. 333-140240

July 2008 Performance Update

The Frontier Fund Supplement Dated August 7, 2008 to Prospectus Dated May 27, 2008

T H E     F RO N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1	July 31, 2008 MTD	July 31, 2008 YTD	NAV /Unit
Balanced Series-1	-2.74%	10.70%	$112.31
Balanced Series-1a	-2.71%	10.66%	$100.58
Campbell/Graham/Tiverton Series-1	-3.44%	5.45%	$96.91
Currency Series-1	0.82%	4.09%	$104.78
Long/Short Commodity Series-1	-3.03%	7.57%	$109.15
Winton/Graham Series-1	-4.49%	12.44%	$106.86
Winton Series-1	-4.33%	7.31%	$122.15
Long Only Commodity Series-1	-9.60%	17.07%	$129.70
Managed Futures Index Series-1	-7.22%	1.57%	$102.17

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of July 31, 2008. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(8,445,686.04)
Unrealized trading gain/(loss)	3,451,720.33
Less: commissions	(74,833.45)
Less: FCM fees	(118,702.33)
Foreign currency gain/(loss)	(3,474.70)
Interest income	62,232.80

Total Income	(5,128,743.39)
EXPENSES
Management fees	85,454.98
Incentive fees	93,884.26
Broker service fees	539,517.36

Total Expenses	718,856.60
Net Income (Loss)	$(5,847,599.99)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,838,707.71801	$212,318,379.54	115.47
Current month additions	64,195.46440	7,305,343.11
Current month redemptions	(34,719.52644)	(3,956,529.99)
Net Income (loss) for current month		(5,847,599.99)

Net Asset Value, end of current month	1,868,183.65597	$209,819,592.67	112.31

Monthly rate of return			-2.74%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(236,216.89)
Unrealized trading gain/(loss)			94,591.26
Less: commissions			(2,125.13)
Less: FCM fees			(3,375.26)
Foreign currency gain/(loss)			(90.75)
Interest income			10,201.45

Total Income			(137,015.32)
EXPENSES
Trading Fee			6,015.85
Management fees			3,350.78
Incentive fees			2,722.13
Broker service fees			15,334.08

Total Expenses			27,422.84
Net Income (Loss)			$(164,438.16)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	58,460.99084	$6,044,119.76	103.39
Current month additions	446.47707	45,824.98
Current month redemptions	(1,144.75223)	(115,449.84)
Net Income (loss) for current month		(164,438.16)

Net Asset Value, end of current month	57,762.71568	$5,810,056.74	100.58

Monthly rate of return			-2.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$437,930.64
Unrealized trading gain/(loss)			(2,187,504.12)
Less: commissions			(10,149.13)
Less: FCM fees			(32,886.04)
Foreign currency gain/(loss)			(9,678.55)
Interest income			17,758.05

Total Income			(1,784,529.15)
EXPENSES
Management fees			157,092.69
Incentive fees			(4,406.53)
Broker service fees			152,179.00

Total Expenses			304,865.16
Net Income (Loss)			$(2,089,394.31)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	595,794.49746	$59,797,751.76	100.37
Current month additions	22,398.25879	2,210,896.68
Current month redemptions	(6,058.65395)	(594,629.51)
Net Income (loss) for current month		(2,089,394.31)

Net Asset Value, end of current month	612,134.10230	$59,324,624.62	96.91

Monthly rate of return			-3.44%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$102,308.02
Unrealized trading gain/(loss)			45,596.46
Less: FCM fees			(6,216.22)
Interest income			2,987.87

Total Income			144,676.13
EXPENSES
Management fees			8,659.92
Incentive fees			—
Broker service fees			31,469.04

Total Expenses			40,128.96
Net Income (Loss)			$104,547.17

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	117,367.11996	$12,196,893.97	103.92
Current month additions	5,399.44912	559,518.07
Current month redemptions	(2,376.73422)	(246,973.45)
Net Income (loss) for current month		104,547.17

Net Asset Value, end of current month	120,389.83486	$12,613,985.76	104.78

Monthly rate of return			0.82%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(133,618.80)
Unrealized trading gain/(loss)			(641,425.29)
Less: commissions			(2,983.89)
Less: FCM fees			(6,224.30)
Foreign currency gain/(loss)			553.26
Interest income			4,620.07

Total Income			(779,078.95)
EXPENSES
Management fees			31,056.99
Incentive fees			(3,322.25)
Broker service fees			45,695.09

Total Expenses			73,429.83
Net Income (Loss)			$(852,508.78)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	142,326.66812	$15,923,517.43	111.88
Current month additions	39,179.77124	4,330,454.97
Current month redemptions	(1,541.76709)	(171,054.47)
Net Income (loss) for current month		(852,508.78)

Net Asset Value, end of current month	179,964.67227	$19,230,409.15	106.86

Monthly rate of return			-4.49%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(684,625.47)
Unrealized trading gain/(loss)			11,823.49
Less: commissions			—
Less: FCM fees			(2,715.41)
Foreign currency gain/(loss)			—
Interest income			10,053.89

Total Income			(665,463.50)
EXPENSES
Management fees			6,598.58
Incentive fees			—
Broker service fees			11,519.38

Total Expenses			18,117.96
Net Income (Loss)			$(683,581.46)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	49,400.03225	$7,087,222.74	143.47
Current month additions	1,430.17504	198,204.19
Current month redemptions	(1,972.76354)	(265,188.92)
Net Income (loss) for current month		(683,581.46)

Net Asset Value, end of current month	48,857.44375	$6,336,656.55	129.70

Monthly rate of return			-9.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(2,622,030.07)
Unrealized trading gain/(loss)			1,464,261.53
Less: commissions			(28,189.50)
Less: FCM fees			(21,112.09)
Foreign currency gain/(loss)			—
Interest income			70,920.53

Total Income			(1,136,149.60)
EXPENSES
Management fees			143,686.95
Incentive fees			100,082.23
Broker service fees			125,301.76

Total Expenses			369,070.94
Net Income (Loss)			$(1,505,220.54)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	429,668.05874	$48,364,193.44	112.56
Current month additions	48,911.46089	5,386,115.60
Current month redemptions	(6,420.78784)	(708,232.13)
Net Income (loss) for current month		(1,505,220.54)

Net Asset Value, end of current month	472,158.73179	$51,536,856.37	109.15

Monthly rate of return			-3.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(44,188.91)
Unrealized trading gain/(loss)			(43,560.12)
Less: commissions			(220.97)
Less: FCM fees			(486.38)
Foreign currency gain/(loss)			65.73
Interest income			1,888.01

Total Income			(86,502.64)
EXPENSES
Management fees			1,945.88
Incentive fees			—
Broker service fees			2,125.91

Total Expenses			4,071.79
Net Income (Loss)			$(90,574.43)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	11,873.98521	$1,307,579.06	110.12
Current month additions	3,294.62694	340,069.77
Current month redemptions	(1,126.01125)	(122,364.42)
Net Income (loss) for current month		(90,574.43)

Net Asset Value, end of current month	14,042.60090	$1,434,709.98	102.17

Monthly rate of return			-7.22%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2008

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$296,634.64
Unrealized trading gain/(loss)			(2,765,401.52)
Less: commissions			(7,427.29)
Less: FCM fees			1,535.31
Foreign currency gain/(loss)			(122.29)
Interest income			15,404.92

Total Income			(2,459,376.23)
EXPENSES
Management fees			101,930.72
Incentive fees			57,620.65
Broker service fees			161,353.77

Total Expenses			320,905.14
Net Income (Loss)			$(2,780,281.37)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	505,018.66903	$64,478,934.63	127.68
Current month additions	1,935.47538	242,085.36
Current month redemptions	(3,727.03660)	(470,723.09)
Net Income (loss) for current month		(2,780,281.37)

Net Asset Value, end of current month	503,227.10781	$61,470,015.53	122.15

Monthly rate of return			-4.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1